Exhibit 32.2
CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Nextpower Inc. (the “Company”) on Form 10-Q for the quarter ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles Boynton, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Dated: January 30, 2026

/s/ Charles Boynton
Charles Boynton
Chief Financial Officer
(Principal Financial Officer)